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                                                                    EXHIBIT 10.2

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                      SENIOR UNSECURED TERM LOAN AGREEMENT

                          Dated as of November 20, 2003

                                      among

                             THL FOOD PRODUCTS CO.,

                                as the Borrower,

                         THL FOOD PRODUCTS HOLDING CO.,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                            The Lenders Party Hereto,

                       BANC OF AMERICA SECURITIES LLC and

                         DEUTSCHE BANK SECURITIES INC.,

                as Joint Lead Arrangers and Joint Book Managers,

                                       and

                        DEUTSCHE BANK SECURITIES INC. and

                               UBS SECURITIES LLC,

                            as Co-Syndication Agents

================================================================================

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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms........................................................1
1.02     Other Interpretive Provisions.......................................31
1.03     Accounting Terms....................................................32
1.04     Rounding............................................................32
1.05     References to Agreements and Laws...................................32
1.06     Times of Day........................................................32
1.07     Timing of Payment or Performance....................................32
1.08     Currency Equivalents Generally......................................33

                                  ARTICLE II
                        THE COMMITMENTS AND TERM LOANS

2.01     The Term Loans......................................................33
2.02     Borrowing, Conversions and Continuations of Term Loans..............33
2.03     Prepayments.........................................................34
2.04     Repayment of Term Loans.............................................36
2.05     Interest............................................................36
2.06     Fees................................................................36
2.07     Computation of Interest and Fees....................................36
2.08     Evidence of Indebtedness............................................37
2.09     Payments Generally..................................................37
2.10     Sharing of Payments.................................................39

                                  ARTICLE III
                TAXES, INCREASED COST PROTECTION AND ILLEGALITY

3.01     Taxes...............................................................40
3.02     Illegality..........................................................42
3.03     Inability to Determine Rates........................................42
3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves
            on Eurodollar Rate Loans.........................................43
3.05     Funding Losses......................................................44
3.06     Matters Applicable to All Requests for Compensation.................44
3.07     Replacement of Lenders under Certain Circumstances..................45
3.08     Survival............................................................46

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                                   ARTICLE IV
                     CONDITIONS PRECEDENT TO THE TERM LOANS

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.01     Existence, Qualification and Power; Compliance with Laws............49
5.02     Authorization; No Contravention.....................................50
5.03     Governmental Authorization; Other Consents..........................50
5.04     Binding Effect......................................................50
5.05     Financial Statements; No Material Adverse Effect....................50
5.06     Litigation..........................................................52
5.07     No Default..........................................................52
5.08     Ownership of Property; Liens........................................52
5.09     Environmental Compliance............................................52
5.10     Insurance...........................................................53
5.11     Taxes...............................................................53
5.12     ERISA Compliance....................................................53
5.13     Subsidiaries; Equity Interests......................................54
5.14     Margin Regulations; Investment Company Act; Public Utility
            Holding Company Act..............................................54
5.15     Disclosure..........................................................54
5.16     Compliance with Laws................................................55
5.17     Intellectual Property; Licenses, Etc................................55
5.18     Solvency............................................................55
5.19     Tax Shelter Regulations.............................................55

                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS

6.01     Financial Statements................................................56
6.02     Certificates; Other Information.....................................56
6.03     Notices.............................................................58
6.04     Payment of Obligations..............................................58
6.05     Preservation of Existence, Etc......................................59
6.06     Maintenance of Properties...........................................59
6.07     Maintenance of Insurance............................................59
6.08     Compliance with Laws................................................59
6.09     Books and Records...................................................59
6.10     Inspection Rights...................................................59
6.11     Use of Proceeds.....................................................60
6.12     Covenant to Guarantee Obligations...................................60
6.13     Compliance with Environmental Laws..................................60

                                  ARTICLE VII
                              NEGATIVE COVENANTS

7.01     Liens...............................................................60

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7.02     Investments.........................................................63
7.03     Incurrence of Indebtedness..........................................65
7.04     Fundamental Changes.................................................66
7.05     Asset Sales.........................................................67
7.06     Restricted Payments.................................................68
7.07     Change in Nature of Business........................................72
7.08     Transactions with Affiliates........................................72
7.09     Burdensome Agreements...............................................72
7.10     Use of Proceeds.....................................................73
7.11     Amendments of Organization Documents................................73
7.12     Accounting Changes..................................................73
7.13     Amendment of Merger Agreement.......................................73
7.14     Holding Company.....................................................73
7.15     Prepayments, Amendments of Indebtedness.............................73

                                 ARTICLE VIII
                        EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default...................................................73
8.02     Remedies Upon Event of Default......................................75
8.03     Application of Funds................................................76

                                  ARTICLE IX
                     ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01     Appointment and Authorization of Agents.............................77
9.02     Delegation of Duties................................................77
9.03     Liability of Agents.................................................77
9.04     Reliance by Agents..................................................77
9.05     Notice of Default...................................................78
9.06     Credit Decision; Disclosure of Information by Agents................78
9.07     Indemnification of Agents...........................................79
9.08     Agents in their Individual Capacities...............................79
9.09     Successor Agents....................................................80
9.10     Administrative Agent May File Proofs of Claim.......................80
9.11     Guaranty Matters....................................................81
9.12     Other Agents; Arrangers and Managers................................81
9.13     Appointment of Supplemental Administrative Agents...................81

                                   ARTICLE X
                                 MISCELLANEOUS

10.01    Amendments, Etc.....................................................82
10.02    Notices and Other Communications; Facsimile Copies..................83
10.03    No Waiver; Cumulative Remedies......................................84
10.04    Attorney Costs, Expenses and Taxes..................................84
10.05    Indemnification by the Borrower.....................................85

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10.06    Payments Set Aside..................................................86
10.07    Successors and Assigns..............................................86
10.08    Confidentiality.....................................................89
10.09    Setoff..............................................................90
10.10    Interest Rate Limitation............................................90
10.11    Counterparts........................................................90
10.12    Integration.........................................................91
10.13    Survival of Representations and Warranties..........................91
10.14    Severability........................................................91
10.15    Tax Forms...........................................................91
10.16    Governing Law.......................................................93
10.17    Waiver of Right to Trial by Jury....................................93
10.18    Binding Effect......................................................94

SIGNATURES...................................................................S-1

SCHEDULES

I           Guarantors
2.01        Commitments and Pro Rata Shares
5.05        Supplement to Interim Financial Statements
5.09        Environmental Matters
5.13        Subsidiaries and Other Equity Investments
7.01        Existing Liens
7.02        Existing Investments
7.03        Existing Indebtedness
10.02       Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

Form of

A           Committed Loan Notice
B           Term Note
C           Compliance Certificate
D           Assignment and Assumption
E-1         Parent Guaranty
E-2         Subsidiary Guaranty
F-1         Opinion Matters - Counsel to Loan Parties
F-2         Opinion Matters - Local Counsel to Loan Parties
G           Assumption Agreement

                      SENIOR UNSECURED TERM LOAN AGREEMENT

          This SENIOR UNSECURED TERM LOAN AGREEMENT ("Agreement") is entered into as of November 20, 2003, among THL FOOD PRODUCTS CO., a Delaware corporation (the "Company", and together with the Surviving Corporation (as hereinafter defined), the "Borrower"), THL FOOD PRODUCTS HOLDING CO., a Delaware corporation ("Holdings"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), DEUTSCHE BANK SECURITIES INC. and UBS SECURITIES LLC, as Co-Syndication Agents, and BANK OF AMERICA, N.A., as Administrative Agent.

                             PRELIMINARY STATEMENTS

          The Company was organized by Holdings to acquire (the "Acquisition") all of the Equity Interests of M-Foods Holdings, Inc., a Delaware corporation (the "Target Company").

          Pursuant to the Agreement and Plan of Merger dated as of October 10, 2003 (the "Merger Agreement") between Holdings, the Company, M-Foods Investors, LLC, the Target Company, and certain other stockholders of the Target Company, the Company agreed to merge (the "First Merger") with and into the Target Company with the Target Company being the surviving corporation (the "Surviving Corporation") in order to effect the Acquisition and, in connection therewith, Michael Foods, Inc., a Minnesota corporation and wholly-owned direct subsidiary of the Target Company ("MFI"), agreed to merge (the "Second Merger", and together with the First Merger, the "Mergers") with and into the Surviving Corporation with the Surviving Corporation being the surviving entity. Thereafter, the Surviving Corporation shall change its name to Michael Foods, Inc., a Delaware corporation.

          The Company has requested that simultaneously with the consummation of the First Merger, the Lenders make Term Loans to the Company in an aggregate amount of $135,000,000 to pay, among other things, the cash consideration for the Acquisition and the First Merger.

          The Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

          1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Acquisition" has the meaning specified in the Preliminary Statements to this Agreement.

          "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

          "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Agent-Related Persons" means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agents" means, collectively, the Administrative Agent, the Co-Syndication Agents and the Supplemental Administrative Agents (if any).

          "Agreement" means this Senior Unsecured Term Loan Agreement.

          "Applicable Rate" means a percentage per annum equal to (A) for Eurodollar Rate Loans, 3.75% and (B) for Base Rate Loans, 2.75%.

          "Approved Domestic Bank" has the meaning specified in clause (b) of the definition of "Cash Equivalents".

          "Approved Foreign Bank" has the meaning specified in clause (f) of the definition of "Cash Equivalents".

          "Approved Fund" means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

          "Arrangers" means BAS and Deutsche Bank Securities Inc., in their capacities as exclusive joint lead arrangers and exclusive joint book managers.

          "Asset Sale" means: (i) the sale, lease, conveyance or other disposition of any assets or rights; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings, the Borrower and its Subsidiaries taken as a whole will be governed by Section 2.03(b)(i) and/or Section 7.04 hereof and not by Section 7.05; and (ii) the issuance or sale of Equity Interests by any of the Borrower's Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

          Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

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          (i) any single transaction or series of related transactions that involves assets having a fair market value of less than $5,000,000;

          (ii) a transfer of assets between or among Holdings and its Subsidiaries;

          (iii) an issuance or sale of Equity Interests by a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower;

          (iv) the sale, lease, sublease, license, sublicense or consignment, as the case may be, of equipment, inventory, or other assets in the ordinary course of business, including leases with a duration of no greater than twenty-four months with respect to facilities which are temporarily not in use or pending their disposition;

          (v) the sale or other disposition of cash or Cash Equivalents;

          (vi) a Restricted Payment or Investment that is permitted by Section
     7.06 and/or Section 7.02;

          (vii) the licensing of intellectual property to third Persons on customary terms as determined by the Board of Directors in good faith;

          (viii) any sale or disposition of any property or equipment that has become damaged, worn-out, obsolete, condemned, given over in lieu of deed or otherwise unsuitable or not required for the ordinary course of the business of the Borrower and its Subsidiaries; and

          (ix) any sale of Equity Interests in, or Indebtedness or other securities of, a Subsidiary of the Borrower that is not a Guarantor.

          "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit D.

          "Assumption Agreement" has the meaning specified in Article IV.

          "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

          "Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

          "Audited Financial Statements" means the audited consolidated balance sheet of MFI and its Subsidiaries for the fiscal years ended December 31, 2001 and December 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of MFI and its Subsidiaries, including the notes thereto.

          "Bank of America" means Bank of America, N.A. and its successors.

          "BAS" means Banc of America Securities LLC and its successors.

          "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Term Loan that bears interest based on the Base Rate.

          "Board of Directors" means (i) with respect to a corporation, the board of directors of the corporation or committee thereof authorized to exercise the power of the board of directors of such corporation; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

          "Borrower" has the meaning specified in the introductory paragraph to this Agreement.

          "Borrower Parties" means the collective reference to the Borrower and its Subsidiaries, and "Borrower Party" means any one of them.

          "Borrowing" means the borrowing on the Closing Date consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to
Section 2.01.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "Cash Equivalents" means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries:

          (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred and sixty (360) days from the date of acquisition thereof; provided, that the full faith and credit of the United States is pledged in support thereof;

          (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, and (iii) has combined capital and surplus of at least $500,000,000 (any such bank being an "Approved Domestic Bank"), in each case with maturities of not more than three hundred and sixty (360) days from the date of acquisition thereof;

          (c) commercial paper and variable or fixed rate notes issued by an Approved Domestic Bank (or by the parent company thereof) or any variable rate note issued by, or guaranteed by a domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's, in each case with maturities of not more than three hundred and sixty (360) days from the date of acquisition thereof; and

          (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations; and

          (e) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions having capital of at least $500,000,000, and the portfolios of which are limited such that 95% of such investments are of the character, quality and maturity described in clauses
     (a), (b), (c) and (d) of this definition; and

          (f) solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Foreign Bank") and maturing within twelve (12) months of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Change of Control" shall have the meaning specified in the Senior Subordinated Notes Indenture.

          "Closing Date" means the first date all the conditions precedent in
Article IV are satisfied or waived in accordance therewith.

          "Co-Syndication Agents" means Deutsche Bank Securities Inc. and UBS Securities LLC, as Co-Syndication Agents under the Loan Documents.

          "Code" means the U.S. Internal Revenue Code of 1986.

          "Commitment" means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Commitment of all Lenders shall be $135,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

          "Committed Loan Notice" means a notice of (a) the Borrowing, (b) a conversion of Term Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

          "Company" has the meaning specified in the introductory paragraph to this Agreement.

          "Compensation Period" has the meaning specified in Section
2.09(c)(ii).

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

          "Consolidated EBITDA" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication,

          (i) total interest expense,

          (ii) income, franchise and similar taxes and any tax distributions permitted to be made pursuant to clause (vi) of the second sentence of
     Section 7.06,

          (iii) depreciation and amortization expense,

          (iv) letter of credit fees,

          (v) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of Holdings, the Borrower or any of their respective Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

          (vi) all extraordinary charges,

          (vii) non-cash amortization of financing costs of such Person and its Subsidiaries,

          (viii) cash expenses incurred in connection with the Transaction or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (in each case, whether or not consummated),

          (ix) any losses (or minus any gains) realized upon the disposition of property outside of the ordinary course of business,

          (x) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition,

          (xi) to the extent covered by insurance, expenses with respect to liability or casualty events, business interruption or product recalls,

          (xii) management fees permitted under Section 7.08(d),

          (xiii) any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transaction or any Investment permitted under Section 7.02,

          (xiv) non-cash losses from Joint Ventures and non-cash minority interest reductions,

          (xv) fees and expenses in connection with the exchange of the Senior Subordinated Notes for registered notes with identical terms as contemplated by the Senior Subordinated Notes Indenture or exchanges or refinancings permitted under the definition of Permitted Debt,

          (xvi) non-cash, non-recurring charges,

          (xvii) other non-recurring charges in an aggregate amount not to exceed $4,000,000 during any four (4) consecutive fiscal quarter period,

          (xviii) expenses representing the implied principal component under Synthetic Lease Obligations,

          (xix) expenses in connection with payments made by any such Person or its Subsidiaries with respect to industrial revenue bond financings and Guarantees in respect thereof,

          (xx) losses from discontinued operations not to exceed $2,000,000 during any period of four (4) consecutive fiscal quarters, and

          (xxi) other expenses of such Person and its Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period, minus

          (c) an amount which, in the determination of Consolidated Net Income, has been included for

          (i) all extraordinary gains and non-cash income during such period and

          (ii) any gains realized upon the disposition of property outside of the ordinary course of business plus/minus

          (d) unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP; provided, however, that, notwithstanding any other provision to the contrary contained in this Agreement, for purposes of any calculation of the Senior Leverage Ratio or the Interest Coverage Ratio, no more than 15% of the total Consolidated EBITDA for the applicable period shall be attributable to Foreign Subsidiaries and/or Investments in Joint Ventures; provided, further, that, Consolidated EBITDA for such period shall be calculated after giving Pro Forma Effect to the Dairy Disposition. Notwithstanding anything to the contrary, Consolidated EBITDA shall be deemed to be $35,500,000 for the fiscal quarter ended June 30, 2003 and $36,400,000 for the fiscal quarter ended September 30, 2003.

          "Consolidated Funded Indebtedness" means, with respect to any Person and its Subsidiaries on a consolidated basis, without duplication,

          (a) all obligations of such Person for borrowed money,

          (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

          (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business),

          (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than accrued expenses and trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person and to the extent constituting contingent obligations,

          (e) all Consolidated Funded Indebtedness of others secured by (or for which the holder of such Consolidated Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,

          (f) all Guarantees of such Person with respect to Consolidated Funded Indebtedness of another Person,

          (g) the implied principal component of all obligations of such Person under Capitalized Leases,

          (h) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),

          (i) unless the holder thereof is a Loan Party or, if the issuer thereof is a Subsidiary of Holdings which is not a Loan Party, any other Subsidiary of Holdings, all Disqualified Equity Interests issued by such Person,

          (j) the principal portion of all obligations of such Person under Synthetic Lease Obligations, and

          (k) the Consolidated Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Consolidated Funded Indebtedness is recourse to such Person.


Notwithstanding any other provision of this Agreement to the contrary, (i) the term "Consolidated Funded Indebtedness" shall not be deemed to include (x) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (y) any deferred compensation arrangements or
(z) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions and (ii) the amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount (or, if less, the fair market value of such identified asset).

          "Consolidated Interest Charges" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, interest expense (including the amortization of debt discount and premium, the interest component under Capitalized Leases and the implied interest component under Synthetic Lease Obligations, but excluding, to the extent included in interest expense, (i) fees and expenses associated with the consummation of the Transaction, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining Swap Contracts and (iv) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated)), as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

          "Consolidated Net Income" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items and (ii) any amounts attributable to Investments in any Joint Venture to the extent that either (x) such amounts have not been distributed in cash to such Person and its Subsidiaries during the applicable period, (y) such amounts were not earned by such Joint Venture during the applicable period or (z) there exists in respect of any future period any encumbrance or restriction on the ability of such Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Joint Venture held by such Person and its Subsidiaries), as determined in accordance with GAAP.

          "Consolidated Parties" means the collective reference to Holdings and its Subsidiaries, and "Consolidated Party" means any one of them.

          "Consolidated Scheduled Funded Debt Payments" means, as of any date for the applicable period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness during such period (including the implied principal component of payments due on Capitalized Leases during such period and Synthetic Lease Obligations, less the reduction for all voluntary prepayments or mandatory prepayments required pursuant to Section 2.03, as determined in accordance with GAAP.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control" has the meaning specified in the definition of "Affiliate."

          "Credit Agreement" means that certain Credit Agreement, dated as of the date hereof, by and among the Borrower, THL Food Products Holding Co., Bank of America, N.A., as Administrative Agent, Deutsche Bank Securities Inc. and UBS Securities LLC, as Co-Syndication Agents, and the other Lenders named therein providing for up to $495,000,000 in term loan borrowings and $100,000,000 of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

          "Current Assets" means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

          "Dairy Disposition" means the disposition of the dairy business, consisting of the development, manufacturing, processing, distribution, marketing and sales of coffee creamers, half & half, whipping cream, soft-serve mix and other specialty dairy items of MFI, to Suiza Dairy Group Inc., a wholly-owned subsidiary of Dean Foods Company, the proceeds of which were applied to the payment of taxes related to the operation and sale of the diary business and repayment of a portion of MFI's senior bank debt.

          "Debt Issuance" means the issuance by any Person and its Subsidiaries of any Indebtedness for borrowed money.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

          "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Term Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

          "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Term Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

          "Disqualified Equity Interests" means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligations or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date.

          "Dollar" and "$" mean lawful money of the United States.

          "Domestic Subsidiary" means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia and any other Subsidiary that is not a "controlled foreign corporation" under Section 957 of the Code.

          "Egg Products Inspection Act" means the Egg Products Inspection Act, 21 U.S.C.(S) 1031, et seq., and its implementing regulations.

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing under Section 8.01(a) or (f), the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, "Eligible Assignee" shall not include (i) Holdings or any of its Affiliates or Subsidiaries or (ii) Highland Capital Management, L.P. or any of its Affiliates or Subsidiaries.

          "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equity Contributions" means, collectively, (a) the contribution by the Sponsor and by the Management Shareholders to Investors LLC of an aggregate amount not less than $315,000,000, (b) the further contribution by Investors LLC of all such contribution proceeds to Holdings, and (c) the further contribution by Holdings of all such contribution proceeds to the Company in order to consummate the Acquisition and the Mergers.

          "Equity Interests" means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units
in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

          "Equity Issuance" means any issuance for cash by any Person and its Subsidiaries to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

          "Eurodollar Rate" means, for any Interest Period with respect to any Eurodollar Rate Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

          "Eurodollar Rate Loan" means a Term Loan that bears interest at a rate based on the Eurodollar Rate.

          "Event of Default" has the meaning specified in Section 8.01.

          "Excess Proceeds" has the meaning specified in Section 7.05.

          "Excluded Consideration" means, with respect to any Permitted Acquisition, consideration consisting of (a) any Equity Interests (other than Disqualified Equity Interests) of Holdings issued to the seller of the Equity Interests, property or assets acquired in such Permitted Acquisition, (b) net proceeds of any Permitted Equity Issuance consummated subsequent to the Closing Date, (c) to the extent not required at such time to prepay the Term Loans pursuant to Section 2.03(b)(ii), consideration consisting of the Net Proceeds of any Asset Sale by Holdings or any of its Subsidiaries, (d) net proceeds of the incurrence or issuance of any Permitted Subordinated Indebtedness permitted under Section 7.03 and (e) 25% of the amount of Excess Cash Flow (as defined in the Credit Agreement), or any similar term in any other Credit Agreement, for any fiscal year (commencing with the fiscal year ended December 31, 2004).

          "Existing Credit Agreement" means that certain Credit Agreement dated as of April 10, 2001 among the Target Company, MFI, the guarantors party thereto, Bank of America, N.A., as agent, sole lead arranger and sole book running manager, Bear, Stearns & Co., as syndication agent, and a syndicate of lenders.

          "Existing Indebtedness" means Indebtedness outstanding on the date hereof, other than under the Credit Agreement, the Senior Subordinated Notes Indenture and this Agreement.

          "Existing Notes" means the 11 3/4% Senior Subordinated Notes due 2011 of MFI.

          "Existing Notes Indenture" means the Indenture dated as of March 27, 2001 between MFI and BNY Midwest Trust Company, as amended, supplemented or otherwise modified to the Closing Date (including, after giving effect to the amendments contemplated by the Existing Notes Tender Offer) and as may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

          "Existing Notes Tender Offer" means the offer by the Company to purchase up to 100.0% of the Existing Notes and the consent solicitation by the Company to certain amendments of the Existing Notes Indenture, all as described in the Existing Notes Tender Offer Documents, pursuant to which at least 80.0% of the Existing Notes are required to be tendered.

          "Existing Notes Tender Offer Documents" means (a) the Offer to Purchase and Consent Solicitation Statement, dated October 20, 2003, (b) the Dealer Manager Agreement between the Company and Banc of America Securities LLC, dated October 17, 2003, and (c) the Second Supplemental Indenture between Michael Foods, Inc., certain note guarantors and BNY Midwest Trust Company (to be entered into as of the Closing Date).

          "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

          "First Merger" has the meaning specified in the Preliminary Statements to this Agreement.

          "Food, Drug, and Cosmetic Act" means the Food, Drug, and Cosmetic Act, 21 U.S.C.(S) 301, et seq., and its implementing regulations.

          "Food Industry Laws" means the Food Security Act, the Food, Drug, and Cosmetic Act (21 U.S.C.(S) 321, et seq.), PACA, the Egg Products Inspection Act, the Minnesota Food Law (Minnesota Statutes, Ch. 31), the MWPDA, and all other applicable Federal, state and local laws governing the production, packaging and distribution of food, and all applicable rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

          "Food Security Act" means the Food Security Act of 1985, and any successor statute thereto, including all rules and regulations thereunder, all as the same may be in effect from time to time.

          "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

          "Foreign Subsidiary" means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

          "FRB" means the Board of Governors of the Federal Reserve System of the United States.

          "Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Funded Debt" of any Person means Indebtedness of such Person that by its terms matures more than one (1) year after the date of its creation or matures within one (1) year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date.

          "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Granting Lender" has the meaning specified in Section 10.07(g).

          "Guarantee" means, as to any Person, without duplication, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

          "Guarantors" means, collectively, Holdings and the Subsidiaries of the Borrower listed on Schedule I and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.

          "Guaranty" means, collectively, the Parent Guaranty and the Subsidiary Guaranty.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Holdings" has the meaning specified in the introductory paragraph to this Agreement.

          "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) the maximum amount of all letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

          (c) net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f) all Attributable Indebtedness;

          (g) all obligations of such Person in respect of Disqualified Equity Interests; and

          (h) all Guarantees of such Person in respect of any of the foregoing.

          For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap

Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of
(i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

          "Indemnified Liabilities" has the meaning set forth in Section 10.05.

          "Indemnitees" has the meaning set forth in Section 10.05.

          "Information" has the meaning specified in Section 10.08.

          "Interest Coverage Ratio" means, with respect to the Borrower Parties on a consolidated basis, as of the end of any fiscal quarter of the Borrower for the four (4) fiscal quarter period ending on such date with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA of the Borrower Parties to (b) Consolidated Interest Charges of the Borrower Parties; provided, that when calculating the Interest Coverage Ratio, Consolidated Interest Charges shall be equal to, (i) for the period ending March 31, 2004, Consolidated Interest Charges for the fiscal quarter ending March 31, 2004 multiplied by four (4); (ii) for the period ending June 30, 2004, Consolidated Interest Charges calculated for the two (2) fiscal quarters ending June 30, 2004 multiplied by two (2); and (iii) for the period ending September 30, 2004, Consolidated Interest Charges for the three (3) fiscal quarters ending September 30, 2004 multiplied by one and one-third (1-1/3).

          "Interest Payment Date" means, (a) as to any Term Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Term Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

          "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent available, nine or twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided, that:

          (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) no Interest Period shall extend beyond the Maturity Date.

          "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of "Indebtedness" set forth in this Section 1.01 in respect of such Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, or (d) an Asset Sale of any property for less than the fair market value thereof. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

          "Investors LLC" means MF Investors, LLC, a Delaware limited liability company.

          "IP Rights" has the meaning set forth in Section 5.17.

          "IRS" means the United States Internal Revenue Service.

          "Joint Venture" means (a) any Person which would constitute an "equity method investee" of the Borrower or any of its Subsidiaries, (b) any other Person designated by the Borrower in writing to the Administrative Agent (which designation shall be irrevocable) as a "Joint Venture" for purposes of this Agreement and more than 50% but less than 100% of whose Equity Interests are directly owned by the Borrower or any of its Subsidiaries, and (c) any Person in whom the Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

          "Junior Financing" has the meaning specified in Section 7.06.

          "Junior Financing Documentation" means the Senior Subordinated Notes, the Senior Subordinated Notes Indenture or any documentation governing any other Junior Financing.

          "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, including all Food Industry Laws.

          "Lender" has the meaning specified in the introductory paragraph to this Agreement.

          "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

          "Loan Documents" means, collectively, this Agreement, the Notes, the Guaranty, and the Assumption Agreement.

          "Loan Parties" means, collectively, the Borrower and each Guarantor.

          "Management Shareholders" means Gregg A. Ostrander and the other members of management of the Borrower or its Subsidiaries who are investors in Investors LLC on the Closing Date.

          "Material Adverse Effect" means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole,
(b) a material adverse effect on the ability of the Borrower or the Loan Parties (taken as a whole) to perform their respective obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.

          "Master Agreement" has the meaning specified in the definition of "Swap Contract".

          "Maturity Date" means November 21, 2011.

          "Maximum Rate" has the meaning specified in Section 10.10.

          "Merger Agreement" has the meaning specified in the Preliminary Statements to this Agreement.

          "Mergers" has the meaning specified in the Preliminary Statements to this Agreement.

          "MFI" has the meaning specified in the Preliminary Statements to this Agreement.

          "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

          "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

          "MWPDA" means the Minnesota Wholesale Produce Dealers Act, (Minnesota Statutes, Ch. 27).

          "Net Proceeds" means, the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness, unless there is a required reduction in commitments), secured by a Lien on the asset or assets that were the subject of such Asset Sale and any (1) reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (2) reserve or payment with respect to any liabilities associated with such asset or assets and retained by the Borrower or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

          "Non-Consenting Lender" has the meaning specified in Section 3.07(c).

          "Non-Recourse Debt" means Indebtedness:

          (i) as to which neither the Borrower nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Subsidiary of the Borrower) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Term Loans) of the Borrower or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Subsidiaries.

          "Note" means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.

          "NPL" means the National Priorities List under CERCLA.

          "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Term Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

          "Other Taxes" has the meaning specified in Section 3.01(b).

          "Outstanding Amount" means, on any date, the aggregate outstanding principal amount of the Term Loans after giving effect to the Borrowing and any prepayments or repayments thereof.

          "PACA" means the Perishable Agricultural Commodities Act, 7 U.S.C.(S) 499a, et seq. and its implementing regulations.

          "Parent Guaranty" means the Parent Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit E-1.

          "Participant" has the meaning specified in Section 10.07(d).

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Acquisition" has the meaning specified in Section 7.02(i).

          "Permitted Debt", means

          (a) in the case of the Borrower:

               (i) Indebtedness in respect of Swap Contracts designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and consistent with prudent business practice and not for speculative purposes;

               (ii) Indebtedness evidenced by the Senior Subordinated Notes and any Permitted Refinancing thereof;

               (iii) Indebtedness evidenced by the Existing Notes remaining outstanding after giving effect to the consummation of the Existing Notes Tender Offer;

               (iv) Indebtedness evidenced by the Credit Agreement (including any outstanding commitments thereunder) as in effect as of the date hereof; and

               (v) Permitted Subordinated Indebtedness in an aggregate amount not to exceed $25,000,000 at any time outstanding;

          (b) in the case of the Borrower and its Subsidiaries:

               (i) Indebtedness of the Loan Parties under the Loan Documents;

               (ii) Indebtedness outstanding on the date hereof and listed on
          Schedule 7.03 and any modifications, refinancings, refundings, renewals or extensions thereof; provided, that (A) the amount of such Indebtedness is not increased at the time of such modification, refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to this definition of Permitted Debt or Section 7.03, and (B) the terms and conditions (including, if applicable, as to collateral and subordination) of any such modified, extending, refunding or refinancing Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, extended, refunded or refinanced;

               (iii) Guarantees of the Borrower and its Subsidiaries in respect of Indebtedness of the Borrower or such Subsidiary otherwise permitted hereunder;

               (iv) Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) of any Subsidiary of the Borrower that is not a Loan Party owed to (1) any other Subsidiary of Holdings that is not a Loan Party or (2) Holdings or a Loan Party in respect of an Investment permitted under Section 7.02(c) or Section 7.02(o), and (C) of any Loan Party to any Subsidiary of Holdings which is not a Loan Party; provided, that all such Indebtedness of any Loan Party in this clause (iv)(C) must be expressly subordinated to the Obligations;

               (v) Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, repair or improvement of fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $20,000,000;

               (vi) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding $20,000,000;

               (vii) Indebtedness in respect of Swap Contracts designed to hedge against foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

               (viii) Indebtedness (other than for borrowed money) subject to Liens permitted under Section 7.01;

               (ix) Indebtedness of the Borrower and its Subsidiaries (A) assumed in connection with any Permitted Acquisition or (B) owed to the seller of any property acquired in a Permitted Acquisition on an unsecured subordinated basis, in each case, so long as both immediately prior and after giving effect thereto, no Event of Default shall exist or result therefrom, after giving effect to such Permitted Acquisition and the incurrence or issuance of such Indebtedness and such Indebtedness is otherwise permitted under this definition of Permitted Debt, and, in each case, any Permitted Refinancing of such Indebtedness;

               (x) Indebtedness representing deferred compensation to employees of the Borrower and its Subsidiaries;

               (xi) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or Investors LLC permitted under Section 7.06;

               (xii) Indebtedness incurred by the Borrower or its Subsidiaries in a Permitted Acquisition or an Asset Sale under agreements providing for the adjustment of the purchase price or similar adjustments;

               (xiii) Indebtedness consisting of obligations of the Borrower or its Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions in an aggregate amount not to exceed $5,000,000;

               (xiv) Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

               (xv) Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; and

               (xvi) Guarantees of the Indebtedness of the Borrower and its Subsidiaries evidenced by the Credit Agreement as in effect as of the date hereof;

          (c) in the case of the Holdings:

               (i) Indebtedness under the Loan Documents;

               (ii) Guarantees of the Indebtedness evidenced by the Credit Agreement (including any outstanding commitments thereunder) as in effect as the date hereof;

               (iii) Permitted Holdco Debt;

               (iv) unsecured Guarantees of obligations of its Subsidiaries in the ordinary course of business;

               (v) Indebtedness permitted pursuant to clause (b)(iv) above;

               (vi) Indebtedness owed to the seller of any property acquired in a Permitted Acquisition on an unsecured subordinated basis; and

               (vii) Indebtedness of the type described in clauses (b)(viii),
          (xi) and (xii) above.

          "Permitted Encumbrances" has the meaning specified in deeds of trust, trust deeds and mortgages entered into by the Loan Parties pursuant to the Credit Agreement.

          "Permitted Equity Issuance" means any sale or issuance of any Equity Interests (other than Disqualified Equity Interests) of Holdings (and, after a Qualifying IPO, of the Borrower) to the (a) extent permitted hereunder and (b) the net proceeds of which are not required to be applied to the prepayment of any Credit Facilities.

          "Permitted Holdco Debt" means unsecured Indebtedness of Holdings that
(A) is not subject to any Guarantee by the Borrower or any of its Subsidiaries,
(B) will not mature prior to the date that is ninety-one (91) days after the Maturity Date, (C) has no scheduled amortization or payments of principal, (D) does not permit any payments in cash of interest or other amounts in respect of the principal thereof for at least five (5) years from the date of the issuance or incurrence thereof, and (E) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those contained in the Senior Subordinated Notes Indenture, taken as a whole (other than provisions customary for senior discount notes of a holding company); provided any such Indebtedness shall constitute Permitted Holdco Debt only if both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing.

          "Permitted Refinancing " means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.03, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended, and
(f) at the time thereof, no Default shall have occurred and be continuing.

          "Permitted Subordinated Indebtedness" means any unsecured Indebtedness that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions no less favorable to the Lenders than the terms and conditions of the Senior Subordinated Notes, (b) will not mature prior to the date that is ninety-one (91) days after the Maturity Date, (c) has no scheduled amortization or payments of principal prior to the Maturity Date, and
(d) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions not more onerous or expansive in scope, than those contained in the Senior Subordinated Notes Indenture, taken as a whole; provided any such Indebtedness shall constitute Permitted Subordinated Indebtedness only if both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

          "Pro Forma Effect" means, for purposes of calculating compliance with clause (a)(vii) of Article IV in respect of the Dairy Disposition, that such Dairy Disposition and the transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in compliance with the following: (a) income statement items (whether positive or negative) attributable to the property or Person subject to the Dairy Disposition shall be excluded, and (b) any retirement of Indebtedness.

          "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the aggregate Commitments at such time; provided, that if the commitment of each Lender to make Term Loans has been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

          "Qualifying IPO" means the issuance by Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

          "Register" has the meaning set forth in Section 10.07(c).

          "Replacement Assets" means (1) non-current tangible assets that will be used or useful in a business permitted by Section 7.07 or (2) all or substantially all of the assets of a business permitted by Section 7.07 or a majority of the voting Equity Interests of any Person engaged in a business permitted by Section 7.07 that will become on the date of acquisition thereof a Subsidiary.

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

          "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the aggregate Outstanding Amount of Term Loans; provided, that any unused Commitments, and the portion of the aggregate Outstanding Amount of the Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

          "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party and, as to any document delivered on the Closing Date, any vice president, secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

          "Restricted Payment" has the meaning specified in Section 7.06.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "Second Merger" has the meaning specified in the Preliminary Statements to this Agreement.

          "Senior Debt" means:

          (i) all Indebtedness of the Borrower Parties outstanding under the Credit Agreement (and the other Loan Documents (as defined therein)) and this Agreement and all Swap Contracts with respect thereto or hereto, whether outstanding on the date hereof or incurred thereafter;

          (ii) all other Indebtedness of the Borrower Parties that is not subordinated in right of payment to the Obligations hereunder (including, any guarantee related thereto); and

          (iii) all obligations with respect to the items listed in the preceding clauses (i) and (ii) (including any interest accruing after the commencement by or against any Loan Party of any proceedings under any Debt Relief Laws, whether or not such interest is an allowed claim under applicable law).

          "Senior Leverage Ratio" means, with respect to the Borrower Parties, as of the end of any fiscal quarter of the Borrower Parties for the four (4) fiscal quarter period ending on such date the ratio of (a) Consolidated Funded Indebtedness (net of cash and Cash Equivalents on hand) which constitutes Senior Debt of the Borrower Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA.

          "Senior Subordinated Notes" means the 8.00% unsecured senior subordinated notes of the Borrower due 2013 in an aggregate principal amount of $150,000,000 issued on the Closing Date, and any exchange notes issued in exchange therefor, in each case, pursuant to the Senior Subordinated Notes Indenture.

          "Senior Subordinated Notes Indenture" means the Indenture dated as of the Closing Date between Wells Fargo Bank Minnesota, National Association, the Borrower and the Guarantors, together with all instruments and other agreements in connection therewith, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

          "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SPC" has the meaning specified in Section 10.07(g).

          "Sponsor" means Thomas H. Lee Partners, L.P. and its Affiliates.

          "Sponsor Management Agreement" means the Management Agreement dated the Closing Date between THL Managers V, LLC and the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

          "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor" means, collectively, the Subsidiaries of the Borrower that are Guarantors.

          "Subsidiary Guaranty" means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit E-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

          "Supplemental Administrative Agent" has the meaning specified in
Section 9.13 and "Supplemental Administrative Agents" shall have the corresponding meaning.

          "Surviving Corporation" has the meaning specified in the Preliminary Statements to this Agreement.

          "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

          "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

          "Synthetic Lease Obligation" means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

          "Target Company" has the meaning specified in the Preliminary Statements to this Agreement.

          "Taxes" has the meaning specified in Section 3.01(a).

          "Term Facility" means, at any time, (a) prior to the initial advance of the Term Loans, the aggregate Commitments of all Lenders at such time, and
(b) thereafter, the aggregate Term Loans of all Lenders at such time.

          "Term Loan" means an advance made by any Lender under the Term
Facility.

          "Threshold Amount" means $15,000,000.

          "Transaction" means, collectively, (a) the Equity Contributions, (b) the Acquisition, the First Merger and the Second Merger, (c) the refinancing of, and termination of all commitments with respect to, the Existing Credit Agreement and the other outstanding Indebtedness of the Target Company, MFI and their respective Subsidiaries, including, without limitation, the Existing Notes tendered upon consummation of the Existing Notes Tender Offer, except for Indebtedness under the Credit Agreement, the Senior Subordinated Notes Indenture and this Agreement, and the Existing Indebtedness to remain outstanding after the Closing Date, (d) the issuance and sale of the Senior Subordinated Notes,
(e) the funding of the Term Loans, (f) the consummation of any other transactions in connection with the foregoing, and (g) the payment of the fees and expenses incurred in connection with any of the foregoing.

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

          "Type" means, with respect to a Term Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

          "2003 Fourth Quarter" has the meaning set forth in Section 1.03(c).

          "Uniform Commercial Code" means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, as applicable.

          "United States" and "U.S." mean the United States of America.

          "U.S. Lender" has the meaning set forth in Section 10.15(b).

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

          1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii) The term "including" is by way of example and not limitation.

          (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

          (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

          (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

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

          1.03 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

          (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          (c) With respect to the time period commencing October 1, 2003 and ending on December 31, 2003 (the "2003 Fourth Quarter"), and notwithstanding the actual accounting periods for which any financial statements were prepared for the 2003 Fourth Quarter, the 2003 Fourth Quarter shall be deemed to constitute one accounting period and each of Consolidated Net Income and Consolidated EBITDA shall be calculated with all applicable financing statements prepared for the 2003 Fourth Quarter taken as a whole.

          1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

          1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

          1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

          1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance is required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extent to the immediately succeeding Business Day.

          1.08 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Bank of America in Charlotte, North Carolina at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.

                                   ARTICLE II
                         THE COMMITMENTS AND TERM LOANS

          2.01 The Term Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make, on the Closing Date, a single loan (consisting of a Term Loan) in an amount equal to its Pro Rata Share of the Term Facility to the Borrower. The Borrowing shall consist of Term Loans made simultaneously by the Lenders in accordance with their respective Pro Rata Shares. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

          2.02 Borrowing, Conversions and Continuations of Term Loans. (a) The Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (Charlotte, North Carolina time) (i) three (3) Business Days prior to the requested date of the Borrowing of Eurodollar Rate Loans, or any continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) one (1) Business Day before the requested date of the Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. The Borrowing of, and each conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. The Borrowing of or each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting the Borrowing, a conversion of Term Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing (which shall be the Closing Date), conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Term Loans to be borrowed, converted or continued, (iv) the Type of Term Loans to be borrowed or to which existing Term Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Term Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the Term Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests the Borrowing of, a conversion to, or a continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of the Borrowing, each Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

          (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount in Section 3.05 in connection therewith. During the existence of an Event of Default, no Term Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

          (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

          (e) After giving effect to the Borrowing, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.

          (f) The failure of any Lender to make the Term Loan to be made by it as part of the Borrowing hereunder shall not relieve any other Lender of its obligation, hereunder to make its Term Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Term Loan to be made by such other Lender on the date of the Borrowing.

          2.03 Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Term Loans in whole or in part; provided, that to the extent the Borrower makes a voluntary prepayment of any Term Loans within three (3) years after the Closing Date, such prepayment shall be made with a premium such that the aggregate amount of such voluntary prepayment shall be in an amount equal to (1) 103% of the principal amount prepaid if such voluntary prepayment is made within one (1) year after the Closing Date, (2) 102% of the principal amount prepaid if such voluntary prepayment is made within two (2) years after the Closing Date, and (3) 101% of the principal amount prepaid if such voluntary prepayment is made within three (3) years after the Closing Date. The prepayment of any Term Loans after the third anniversary of the Closing Date shall be made without premium or penalty. Any notice of prepayment must be received by the Administrative Agent not later than 12:30 p.m. (Charlotte, North Caroline time) (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Term Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Any prepayment of a Base Rate Loan shall be accompanied by all accrued interest thereon.

          (ii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.03(a) above if such prepayment would have resulted from a refinancing of the total amount of the Term Facility, which refinancing shall not be consummated or shall otherwise be delayed.

          (b) Mandatory. (i) Within ten (10) Business Days after the occurrence of a Change of Control, the Borrower shall prepay any and all outstanding Term Loans with a premium such that the aggregate amount of such prepayment shall be in an amount equal to 101% of the unpaid principal amount of the Term Loans.

          (ii) If Holdings or any of its Subsidiaries conducts an Asset Sale which, after giving effect to Section 7.05 hereof, gives rise to any Excess Proceeds, the Borrower shall give written notice to the Administrative Agent thereof on or prior to the date on which the Borrower shall be required to prepay the Term Loans from such Excess Proceeds and shall prepay an aggregate principal amount of Term Loans in an amount as indicated in Section 7.05 within two (2) Business Days of receipt thereof by Holdings or such Subsidiary; provided, that to the extent the Borrower makes such a mandatory prepayment of any Term Loans within three (3) years after the Closing Date, such prepayment shall be made with a premium such that the aggregate amount of such mandatory prepayment shall be in an amount equal to (1) 103% of the principal amount prepaid if such mandatory prepayment is made within one (1) year after the Closing Date, (2) 102% of the principal amount prepaid if such mandatory prepayment is made within two (2) years after the Closing Date, and (3) 101% of the principal amount prepaid if such mandatory prepayment is made within three
(3) years after the Closing Date . The prepayment of any Term Loans after the third anniversary of the Closing Date shall be made without premium or penalty.

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

          (iii) Funding Losses, Etc. All prepayments under this Section 2.03 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.03(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.03(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a cash collateral account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the Term Loans in accordance with this Section 2.03(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with this Section 2.03(b).

          2.04 Repayment of Term Loans. The Borrower shall repay to the Administrative Agent on the Maturity Date for the ratable account of the Lenders the aggregate principal amount of all Term Loans outstanding on such date.

          2.05 Interest. (a) Subject to the provisions of Section 2.05(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

          (b) While any Event of Default set forth in Section 8.01(a) or (f) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

          (c) Interest on each Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

          2.06 Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          2.07 Computation of Interest and Fees. All computations of interest for Base Rate Loans, when the Base Rate is determined by Bank of America's "prime rate", shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year). Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid, provided, that any Term Loan that is repaid on the same day on which it is made shall, subject to
Section 2.09(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          2.08 Evidence of Indebtedness. (a) The Borrowing made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowing made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender's Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Term Loans and payments with respect thereto.

          (b) In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.08(a), and by each Lender in its account or accounts pursuant to Section 2.08(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

          2.09 Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

          (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

          (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender's Term Loan included in the Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

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

          A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.09(c) shall be conclusive, absent manifest error.

          (d) If any Lender makes available to the Administrative Agent funds for any Term Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

          (e) The obligations of the Lenders hereunder to make Term Loans are several and not joint. The failure of any Lender to make any Term Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan.

          (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.

          (g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in
Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender's Pro Rata Share of the Outstanding Amount of all Term Loans, in repayment or prepayment of such of the outstanding Term Loans or other Obligations then owing to such Lender.

          2.10 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Term Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Term Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Term Loans pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.10 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.10 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                   ARTICLE III
                 TAXES, INCREASED COST PROTECTION AND ILLEGALITY

          3.01 Taxes. (a) Except as provided in this Section 3.01, any and all payments by the Borrower to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Agent and each Lender for
(i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent and such Lender, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a demand therefor.

          (d) The Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the lending office of such Lender, except to the extent that any such change is requested or required by the Borrower (and provided, that nothing in this clause (d) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change that is a change in Law).

          (e) If the forms provided by a Lender or an Agent pursuant to Section 10.15(a) at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement indicate a United States withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the date of the Assignment and Assumption pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this
Section 3.01 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.

          (f) If any Lender or Agent determines that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund (including any interest included in such refund) to the Borrower (to the extent that it determines that it can do so without prejudice to the retention of the refund), net of all out-of-pocket expenses of the Lender or Agent, as the case may be; provided, however, that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower's request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided, that, such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

          (g) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender's overall internal policies of general application and legal and regulatory restrictions) to avoid the consequences of such event, including to designate another Lending Office for any Term Loan affected by such event; provided, that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.01(a) and
(c).

          3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

          3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for the Borrowing of, or a

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

conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.

          3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains a Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c), then from time to time upon demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

          (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Term Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), which shall be due and payable on each date on which interest is payable on such Term Loan, provided the Borrower shall have received at least fifteen
(15) days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen
(15) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

          (d) The Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a) (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Term Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Term Loan) to prepay, borrow, continue or convert any Term Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Term Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

          3.06 Matters Applicable to All Requests for Compensation. (a) A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

          (b) With respect to any Lender's claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender's Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

          (i) to the extent that such Lender's Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

          (ii) all Term Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

          (d) If any Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Term Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

          3.07 Replacement of Lenders under Certain Circumstances. (a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or 3.03, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a "Non-Consenting Lender" (as defined below in this Section 3.07), then the Borrower may, on ten
(10) Business Days' prior written notice to the Administrative Agent and such Lender, either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees, provided, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or
(ii) terminate the Commitment of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Term Loans and participations held by such Lender as of such termination date.

          (b) Any Lender being replaced pursuant to Section 3.07(a) above shall
(i) execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Term Loans, and (ii) deliver any Notes evidencing such Term Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender's Commitment and outstanding Term Loans, (ii) all obligations of the Borrower owing to the assigning Lender relating to the Term Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and

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

assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Term Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

          (c) In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Non-Consenting Lender."

          3.08 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                     CONDITIONS PRECEDENT TO the term loans

          The obligation of each Lender to make its advance of Term Loans hereunder is subject to satisfaction of the following conditions precedent:

          (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

               (i) executed counterparts of this Agreement and each Guaranty;

               (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

               (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

               (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

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

               (v) (A) an opinion of Weil, Gotshal & Manges LLP, counsel to the Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit F-1, and as to such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request and (B) opinions of local counsel for the Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit F-2, and as to such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request;

               (vi) a certificate signed by a Responsible Officer of the Borrower certifying that there has been no event or circumstance since December 31, 2002, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

               (vii) a certificate of the Responsible Officer of each of Holdings and the Borrower certifying that (A) the "Consolidated EBITDA" as defined in, and calculated in accordance with, the Existing Credit Agreement after giving Pro Forma Effect to the Dairy Disposition of the Borrower and its Subsidiaries for the twelve-month period ended September 30, 2003 was not less than $141,800,000, (B) the ratio of Consolidated Funded Indebtedness of the Borrower and its Subsidiaries at the Closing Date to the "Consolidated EBITDA" as defined in, and calculated in accordance with, the Existing Credit Agreement after giving Pro Forma Effect to the Dairy Disposition of the Borrower and its Subsidiaries for the twelve-month period ended on the last day of the fiscal quarter ended September 30, 2003, was not greater than 5.65:1, and (C) the pro forma financial statements delivered pursuant to Section 5.05(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in light of the then existing conditions;

               (viii) a certificate attesting to the Solvency of the Loan Parties (taken as a whole) after giving effect to the Transaction, from the Chief Financial Officer of the Borrower;

               (ix) the financial statements described in Sections 5.05(a), (b) and (d);

               (x) a certified copy of the Sponsor Management Agreement;

               (xi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

               (xii) certified copies of the Merger Agreement, duly executed by the parties thereto, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request;

               (xiii) (A) copies of certificates of merger or other confirmation reasonably satisfactory to the Lenders to be filed with the Secretary of State of the State of Delaware for each Merger, (B) confirmation from the Target Company and the Company, or their respective counsel that such certificates are to be so filed immediately after such confirmation and (C) on the Closing Date, but after the consummation of the Transaction, certified copies of such certificates of the consummation of the First Merger and the Second Merger from the Secretary of State of the State of Delaware;

               (xiv) an assumption agreement in substantially the form of Exhibit G hereto (the "Assumption Agreement"), duly executed by the Surviving Corporation in connection with the Mergers;

               (xv) a Committed Loan Notice relating to the Borrowing; and

               (xvi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

          (b) All fees and expenses required to be paid on or before the Closing Date shall have been paid in full in cash.

          (c) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the knowledge of any Loan Party or any of its Subsidiaries, threatened before any Governmental Authority or arbitrator that could be reasonably likely to have a Material Adverse Effect.

          (d) All governmental authorizations and all material third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Administrative Agent) and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any Governmental Authority (including, without limitation, the expiration of the requisite waiting period under the Hart Scott-Rodino Antitrust Improvements Act of
     1975), and no Law shall be applicable in the reasonable judgment of the Administrative Agent, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction.

          (e) The information contained in the confidential information memorandum dated October 2003 and used by the Arrangers in connection with the syndication of the Commitments, as supplemented to the Closing Date and taken as a whole, shall be complete and correct in all material respects, and no changes, occurrences or developments shall have occurred, and no information shall have been received or discovered by the Administrative Agent that, either individually or in the aggregate, could reasonably be expected to (1) have (or have had) a material adverse effect on business, operations, assets, liabilities (actual or contingent), results of operations or condition (financial or otherwise) of the Consolidated Parties, taken as a whole, (2) adversely affect (or has adversely affected) the ability of the Borrower or any Guarantor to perform its obligations under any of the Loan Documents or (3) adversely affect (or has adversely affected) the rights and remedies of the Lenders under the applicable loan documentation.

          (f) The Merger Agreement shall be in full force and effect.

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

          (g) Simultaneously with the Borrowing, the Equity Contributions, Acquisition and the First Merger shall be consummated in accordance with the terms of the Merger Agreement, without any waiver or amendment not reasonably satisfactory to the Administrative Agent, and in compliance with all applicable requirements of Law and, after giving effect to the Transaction, (i) at least 20% of the consolidated capitalization of Holdings shall be in the form of common Equity Interests and (ii) no less than 75% of such common Equity Interests shall have been contributed in cash (and not through any direct or indirect rollover of any direct or indirect Equity Interests in the Target Company).

          (h) Immediately following the First Merger, the Second Merger shall be consummated.

          (i) The Administrative Agent shall be reasonably be satisfied with (A) any amendments, modification and supplements to the Merger Agreement, and
     (B) all agreements, instruments and documents relating to each other aspect of the Transaction.

          (j) The Borrower shall (i) have received at least $150,000,000 in gross cash proceeds from the sale of the Senior Subordinated Notes and (ii) have an availability of at least $595,000,000 under the Credit Agreement.

          (k) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of the Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

          (l) No Default shall exist, or would result from the proposed Borrowing or from the application of the proceeds therefrom.

          (m) The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          Each of Holdings and the Borrower represents and warrants to the Agents and the Lenders that:

          5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and the Merger Agreement to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently

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

conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document and the Merger Agreement to which such Person is a party, and the consummation of the Transaction, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not
(a) contravene the terms of any of such Person's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment (except for Indebtedness to be repaid on the Closing Date in connection with the Transaction) to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any breach or contravention or payment (but not creation of Liens) referred to in clause
(b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

          5.03 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction or (b) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and, in the case of the Transactions, those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction. The Acquisition and the Mergers have been consummated in accordance with the Merger Agreement and, in all material respects, applicable Law.

          5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights generally and by general principles of equity.

          5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements fairly present in all material respects the financial condition of MFI and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. During the period from December 31,

2002 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by MFI or any of its consolidated Subsidiaries of any material part of the business or property of MFI or any of its consolidated Subsidiaries, taken as a whole, other than the Dairy Disposition and (ii) no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of MFI or any of its consolidated Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date.

          (b) The unaudited consolidated financial statements of MFI and its consolidated Subsidiaries for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarters (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and meet the requirements of Regulation S-X under the Securities Act of 1933, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1, and (ii) fairly present in all material respects the financial condition of MFI and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments. From such date to the Closing Date, except as set forth on Schedule 5.05, Holdings, MFI and their respective Subsidiaries have not incurred any material Indebtedness and other liabilities, direct or contingent, that, in accordance with GAAP, would be required to be disclosed in such financial statements, other than in connection with the Transactions and which are reflected in the pro forma financial statements delivered pursuant to clause (d) below.

          (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

          (d) The (i) condensed consolidated pro forma balance sheet of MFI and its Subsidiaries for the nine-month period ended September 30, 2003 and the related consolidated pro forma statement of operations of MFI and its Subsidiaries for the nine-month period then ended and (ii) the condensed consolidated statement of operations of MFI and its Subsidiaries for the twelve-month periods ended December 31, 2002 and September 30, 2003, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender, fairly present in all material respects the consolidated pro forma financial condition of MFI and its Subsidiaries as at such dates and the consolidated pro forma results of operations of MFI and its Subsidiaries for the period ended on such date, in each case, giving pro forma effect to the Transaction and the Dairy Disposition, all in accordance with GAAP and meet the requirements of Regulation S-X under the Securities Act of 1933, and all other accounting rules and regulations of the SEC promulgated thereunder to a registration statement under such Act on Form S-1.

          (e) The consolidated forecasted balance sheets, statements of income and statements of cash flows of MFI and its Subsidiaries delivered to the Lenders pursuant to Article IV or this Section 5.05 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of

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

such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.

          5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or, as of the Closing Date, the consummation of the Transaction, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.08 Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and indefeasible title in fee simple to, or valid leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01.

          5.09 Environmental Compliance. (a) There are no claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Except as specifically disclosed in Schedule 5.09 or except as could not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries except for such releases, discharges or disposal that were in material compliance with Environmental Laws.

          (c) The properties do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

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

          (d) Except as specifically disclosed in Schedule 5.09, neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Subsidiaries) with such deductibles and covering such risks as are customarily carried by prudent companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

          5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal and material state and other tax returns and reports required to be filed, and have paid all Federal and material state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.

          5.12 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower and Holdings, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the knowledge of the Borrower and Holdings, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.12(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          5.13 Subsidiaries; Equity Interests. As of the Closing Date, each Loan Party has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable.

          5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of the Borrowings will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of any Term Loan, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

          5.15 Disclosure. The Borrower has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

          5.16 Compliance with Laws. Each Loan Party and its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.17 Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.18 Solvency. The Loan Parties, on a consolidated basis, are Solvent.

          5.19 Tax Shelter Regulations. The Borrower does not intend to treat the Term Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Term Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Term Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:

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

          6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

          (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

          (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

          (c) at the time of delivery of the financial statements provided for in Sections 6.01(a) and (b) above, divisional income statements for the egg products division, the potato products division and the refrigerated distribution division prepared in accordance with past practices; and

          (d) as soon as available, but in any event no later than forty-five
     (45) days after the end of each fiscal year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries on a quarterly basis for the remaining portion of the fiscal year following such fiscal year then ended.

          6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

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

          (a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements;

          (b) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

          (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

          (d) promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business), statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Junior Financing Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

          (e) promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

          (f) promptly after the assertion or occurrence thereof, notice of any environmental action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

          (g) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Term Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

          (h) promptly, after the furnishing thereof, copies of all financial statements, forecasts, budgets or other similar information of Holdings furnished to the lenders or holders of any Permitted Holdco Debt; and

          (i) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

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          Documents required to be delivered pursuant to Section 6.01(a) or (b)
or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and
(ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

          6.03 Notices. Promptly notify the Administrative Agent and each
Lender:


          (a) of the occurrence of any Default; and

          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority (including in connection with any Food Industry Laws), (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws and or in respect of IP Rights, or (iv) the occurrence of any ERISA Event.

          Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

          6.04 Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such

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

Subsidiary; (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

          6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; provided, however, that the Borrower and its Subsidiaries may consummate the Acquisition and the Mergers, (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

          6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

          6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

          6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

          6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Lenders and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that, excluding

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any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower's expense; provided, further that when an Event of Default exists the Administrative Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower's accountants.

          6.11 Use of Proceeds. Use the proceeds of the Borrowing as contemplated by the Preliminary Statements hereto.

          6.12 Covenant to Guarantee Obligations. Upon the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party, then the Borrower shall, in each case at the Borrower's expense, in connection with the formation or acquisition of a Subsidiary, within thirty (30) days after such formation or acquisition or such longer period, not to exceed an additional thirty (30) days, as the Administrative Agent may agree in its sole discretion, cause each such Subsidiary that is not a Foreign Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents.

          6.13 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Term Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, Holdings and the Borrower shall not, nor shall they permit any of their Subsidiaries to, directly or indirectly:

          7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or authorize the filing under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, other than the following:

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          (a) Liens pursuant to any collateral documents entered into with respect to the Credit Agreement and any Credit Facilities;

          (b) Liens existing on the date hereof and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) and proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

          (c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

          (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;

          (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

          (i) Liens securing Indebtedness of the type described in and to the extent permitted under clause (b)(v) or clause (b)(xv) of the definition of Permitted Debt; provided, that (i) such Liens attach concurrently with or within one hundred and twenty (120) days after the acquisition, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and the products

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     thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases;

          (j) Liens arising from operation of the statutory trust under PACA or MWPDA or any comparable law, statute or regulation applicable to the Borrower and its Subsidiaries and their respective operations based on their businesses, provided, that such Liens do not secure past due account payable balances exceeding $10,000,000 in the aggregate at any one time outstanding, unless, in respect of any such account payables, (i) appropriate legal or administrative action has been commenced and is being diligently pursued or defended by the Borrower or the applicable Subsidiary and (ii) the ability of the applicable vendor to enforce any such Lien provided under PACA or MWPDA has been stayed or otherwise legally prohibited during the pendency of such action;

          (k) Liens on "farm products" (as defined in the Food Security Act) to the extent, in the case of any such Lien, that such Lien (i) was created by the Person (but not Holdings or any of its Subsidiaries) which sold such property to the Borrower or any of its Subsidiaries and (ii) follows the property solely by reason of the provisions of the Food Security Act notwithstanding the transfer of title to such property to the Borrower or any of its Subsidiaries;

          (l) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any of its material Subsidiaries;

          (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (n) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (o) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) and
     (o) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to dispose of any property in an Asset Sale permitted under Section 7.05, in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;

          (p) Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent permitted by clause (b)(vi) or clause (b)(vii) of the definition of Permitted Debt;

          (q) Liens in favor of the Borrower or a Subsidiary of the Borrower securing Indebtedness consisting of Indebtedness of (A) any Loan

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

     Party owing to any other Loan Party, (B) of any Subsidiary of the Borrower that is not a Loan Party owed to (1) any other Subsidiary of Holdings that is not a Loan Party or (2) Holdings or a Loan Party in respect of an Investment permitted under Section 7.02(c) or Section 7.02(o), or (C) any Loan Party to any Subsidiary of Holdings which is not a Loan Party; provided, that all such Indebtedness of any Loan Party in this clause (C) must be expressly subordinated to the Obligations and any Liens in respect thereof shall be subordinated to the Liens of the Credit Agreement;

          (r) Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided, that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary,
     (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof), and (iii) the Indebtedness secured thereby is permitted by clause (b)(ix) or clause (b)(xii) of the definition of Permitted Debt;

          (s) Liens arising from precautionary UCC financing statement filings regarding leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (t) any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business permitted by this Agreement;

          (u) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;

          (v) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

          (w) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (x) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $20,000,000; and

          (y) Permitted Encumbrances.

          7.02 Investments. Make or hold any Investments, except:

          (a) Investments held by the Borrower or such Subsidiary in the form of Cash Equivalents;

          (b) loans or advances to officers, directors and employees of the Borrower and Subsidiaries (i) in an aggregate amount not to exceed $3,500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes, and (ii) in

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     connection with such Person's purchase of Equity Interests of Holdings or
     Investors LLC in an aggregate amount not to exceed $2,000,000;

          (c) Investments (i) by Holdings or any of its Subsidiaries in any Loan Party (including any new Subsidiary which becomes a Loan Party), and (ii) by any Subsidiary of Holdings that is not a Loan Party in any other such Subsidiary that is also not a Loan Party;

          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

          (e) Investments arising out of transactions permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06;

          (f) Investments existing on the date hereof and set forth on Schedule
     7.02 and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this
     Section 7.02;

          (g) Investments in Swap Contracts designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and consistent with prudent business practice and not for speculative purposes;

          (h) promissory notes and other non-cash consideration received in connection with Asset Sales permitted by Section 7.05;

          (i) the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided, that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a "Permitted Acquisition"):

               (A) each applicable Loan Party and any such newly created or acquired Subsidiary shall have complied with the requirements of
          Section 6.12;

               (B) the total cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, earnouts and other contingent payment obligations to such sellers and all assumptions of Indebtedness in connection therewith, but excluding any Excluded Consideration) paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower

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

          and its Subsidiaries pursuant to this Section 7.02(i), shall not exceed $100,000,000;

               (C) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing; and

               (D) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least one (1) Business Day prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

          (j) the Acquisition and the Mergers;

          (k) Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers consistent with past practices;

          (l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

          (m) the licensing, sublicensing or contribution of IP Rights pursuant to joint marketing arrangements with Persons other than Holdings and its Subsidiaries;

          (n) loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Section 7.06; and

          (o) so long as immediately after giving effect to any such Investment no Event of Default has occurred and is continuing, other Investments not exceeding $65,000,000 in the aggregate in any fiscal year of the Borrower; provided, however, that, such amount may be increased by the sum of (A) the net proceeds of Permitted Subordinated Indebtedness and (B) Permitted Equity Issuances in an aggregate amount not to exceed $75,000,000.

          7.03 Incurrence of Indebtedness. Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur"), or permit to be incurred, any Indebtedness, except (a) the Borrower and its Subsidiaries may incur Senior Debt (and, after a Qualifying IPO, the Borrower may issue Disqualified Equity Interests) if the Senior Leverage Ratio for the Borrower's most recently ended four (4) full fiscal quarters for which internal financial statements are available

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

immediately preceding the date on which such additional Senior Debt is incurred would have been less than 4.75 to 1.00, (b) the Borrower and its Subsidiaries may incur Permitted Subordinated Indebtedness (and, after a Qualifying IPO, the Borrower may issue Disqualified Equity Interests) if the Interest Coverage Ratio for the Borrower's most recently ended four (4) full fiscal quarters for which internal financing statements are available immediately preceding the date on which such Permitted Subordinated Indebtedness is incurred (or such Disqualified Equity Interests are issued) would have been greater than 2.00:1.00, and (c) Holdings, the Borrower and its Subsidiaries may incur Permitted Debt; in the cases of clauses (a) and (b), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred or Disqualified Equity Interests had been issued, as the case may be, at the beginning of such four (4) quarter period.

          For purposes of determining compliance with this Section 7.03, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt, or is entitled to be incurred pursuant to clause
(a) or (b) of this Section 7.03, the Borrower will be permitted to classify such item of Indebtedness on the date of its incurrence, and from time to time may reclassify, in any manner that complies with this Section 7.03 at such time. Indebtedness under the Credit Agreement and Senior Subordinated Notes on the date hereof shall be deemed to have been incurred on the date hereof in reliance on the definition of Permitted Debt.

          7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

          (a) any Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction), provided, that the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent, or (ii) any one or more other Subsidiaries, provided, that when any Guarantor is merging with another Subsidiary, (A) the Guarantor shall be the continuing or surviving Person or (B) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03;

          (b) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided, that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

          (c) any Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided, that (i) the continuing or surviving Person shall be a Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of
     Section 6.12 or (ii) to the extent constituting an

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     Investment, such Investment must be a permitted Investment in accordance with Section 7.02;

          (d) the Borrower and its Subsidiaries may consummate the Acquisition and the Mergers; and

          (e) a merger, dissolution, liquidation, consolidation or Asset Sale, the purpose of which is to effect an Asset Sale permitted pursuant to
     Section 7.05.

          7.05 Asset Sales. Consummate, or permit any of its Subsidiaries to consummate, an Asset Sale unless (a) Holdings, the Borrower or any Subsidiary of the Borrower, as the case may, be receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, (b) such fair market value is determined by the Borrower's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Administrative Agent, and (c) at least seventy five-percent (75%) of the consideration therefor received by Holdings, the Borrower or such Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of clause (c) immediately above, each of the following shall be deemed to be cash:

          (a) any liabilities (as shown on Holdings', the Borrower's or such Subsidiary's most recent balance sheet) of Holdings, the Borrower or any such Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Notes or any guarantees related thereto) that are assumed by the transferee of any such assets and, in the case of liabilities other than Non-Recourse Debt, where Holdings, the Borrower and all such Subsidiaries are released from any further liability in connection therewith; and

          (b) any securities, notes or other obligations received by Holdings, the Borrower or any such Subsidiary from such transferee that are within one hundred and eighty (180) days of receipt thereof converted by Holdings, the Borrower or such Subsidiary into cash (to the extent of the cash received in that conversion).

          For purposes of clause (c) above, any liabilities of Holdings, the Borrower or any such Subsidiary that are not assumed by the transferee of such assets in respect of which Holdings, the Borrower and all such Subsidiaries are not released from any future liabilities in connection therewith shall not be considered consideration.

          Within three hundred and sixty-five (365) days after the receipt of any Net Proceeds from an Asset Sale, the Borrower may apply such Net Proceeds at its option:

          (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2) to acquire all or substantially all of the assets of, or a majority of the voting Equity Interests of, another Person engaged in a business permitted by Section 7.07;

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

          (3) to acquire other assets, including investments in property, or to make capital expenditures, that, in either case, are used or useful in a business permitted by Section 7.07; or

          (4) any combination of the foregoing.

          Pending the final application of any such Net Proceeds, the Borrower may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited hereunder.

          Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Borrower will prepay the Term Loans in accordance with Section 2.03(b)(ii). The amount of Term Loans prepaid will be as more specifically set forth in Section 2.03(b)(ii) plus accrued and unpaid interest to the date of prepayment, and will be payable in cash. If the aggregate principal amount of Term Loans exceeds the amount of Excess Proceeds, the Term Loans shall be prepaid on a pro rata basis based on the principal amount of the Term Loans. Upon completion of each such prepayment of the Term Loans the amount of Excess Proceeds shall be reset at zero.

          7.06 Restricted Payments. Directly or indirectly, or permit any Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend or make any other payment or distribution on account of Holdings' or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Subsidiaries), other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Equity Interests) of Holdings, the Borrower or a Subsidiary of the Borrower or (B) dividends or distributions by any Subsidiary of the Borrower to the Borrower or any of its Subsidiaries;

          (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or Holdings;

          (iii) make any payment of principal or premium on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Permitted Holdco Debt, any Permitted Subordinated Indebtedness or the Senior Subordinated Notes (collectively, "Junior Financing") except a payment of principal at the stated maturity thereof or in connection with a Permitted Refinancing otherwise permitted hereunder (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (A) no Default shall have occurred and be continuing or would occur as a consequence thereof; and

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               (B) the Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four (4) fiscal quarters then ended, have been permitted to incur at least $1.00 of additional Indebtedness under each of clauses (a) and (b) under Section 7.03; and

               (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Holdings and its Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (ii), (iii), (vi), (vii), (viii), (x) and (xi) of the next succeeding paragraph), is less than the sum, without duplication, of:

                    (1) 50% of the Consolidated Net Income of the Borrower for
               the period (taken as one accounting period) beginning on the date hereof and ending on the date of the Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus


                    (2) 100% of the aggregate net proceeds (including the fair market value of property) received by the Borrower subsequent to the date hereof as a contribution to its common Equity Interests or from the issue or sale of Equity Interests of the Borrower (other than net proceeds from the issue and sale of Disqualified Equity Interests) or from the issuance or sale of convertible or exchangeable Disqualified Equity Interests or convertible or exchangeable debt securities of the Borrower that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Equity Interests or debt securities) sold to a Subsidiary of the Borrower).

          The preceding provisions will not prohibit:

          (i) the payment of any dividend within sixty (60) days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Agreement;

          (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Holdings, the Borrower or any Subsidiary of the Borrower or of any Equity Interests of the Borrower or Holdings in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Equity Interests of Holdings or, after a Qualifying IPO, the Borrower (other than Disqualified Equity Interests); provided, that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C)(2) of the preceding sentence;

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          (iii) the repayment, defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Holdings, the Borrower or any Subsidiary with the net proceeds from an incurrence of Permitted Subordinated Indebtedness;

          (iv) the payment of any dividend by a Subsidiary of the Borrower to the holders of any series or class of its common Equity Interests on a pro rata basis;

          (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or Holdings and any distribution, loan or advance to Holdings (or by Holdings to Investors LLC) for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings (or by Investors LLC of its Equity Interests), in each case held by any former or current employees, officers, directors or consultants of Holdings, the Borrower or any of its Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons, in an amount not to exceed $3,000,000 in any calendar year; provided, that the Borrower and Holdings may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding calendar year up to a maximum of $9,000,000 in any calendar year; and provided, further that such amount in any calendar year may be increased by an amount not to exceed (x) the net proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Holdings, the Borrower (or Investors LLC to the extent such net proceeds are contributed to the common equity of Holdings) to employees, officers, directors or consultants of Holdings, the Borrower and its Subsidiaries that occurs after the date hereof (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments pursuant to clause (ii) above or previously applied to the payment of Restricted Payments pursuant to this clause (v)) plus (y) the cash proceeds of key man life insurance policies received by the Borrower and its Subsidiaries after the date hereof less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (v); provided, further that cancellation of Indebtedness owing to Holdings, the Borrower or its Subsidiaries from employees, officers, directors and consultants of Holdings, the Borrower or any of its Subsidiaries in connection with a repurchase of Equity Interests of Investors LLC , Holdings or the Borrower from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Agreement; provided, further that the net proceeds from such sales of Equity Interests described in clause (x) of this clause (v) shall be excluded from clause (C)(2) of the preceding sentence to the extent such proceeds have been or are applied to the payment of Restricted Payments pursuant to this clause (v);

          (vi) the payment of dividends or other distributions or the making of loans or advances to Holdings (or by Holdings to Investors LLC) in amounts required for Holdings (or Investors LLC) to pay franchise taxes and other fees required to maintain its existence and provide for all other operating costs of Holdings (and Investors LLC) to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries,

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     including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses including all costs and expenses with respect to filings with the SEC, of up to an aggregate under this clause (vi) of $500,000 per fiscal year plus any indemnification claims made by directors or officers of Holdings attributable to the ownership or operation of the Borrower and its Subsidiaries;

          (vii) the payment of dividends or other distributions by the Borrower to Holdings in amounts required to pay the tax obligations of Holdings attributable to the Borrower and its Subsidiaries determined as if the Borrower and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided, that any refunds received by Holdings attributable to the Borrower or any of its Subsidiaries shall promptly be returned by Holdings to the Borrower through a contribution to the Equity Interests of, or the purchase of Equity Interests (other than Disqualified Equity Interests) of the Borrower from the Borrower; and provided, further that the amount of any such contribution or purchase shall be excluded from clause (C)(2) of the preceding sentence;

          (viii) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options and warrants;

          (ix) other Restricted Payments not otherwise permitted by this Section
     7.06 in an aggregate amount not to exceed $30,000,000;

          (x) Restricted Payments to holders of equity interests of the Target Company contemplated by the Merger Agreement, including in connection with any post-closing purchase price adjustments pursuant to the Merger Agreement;

          (xi) the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Equity Interests of the Borrower or any of its Subsidiaries issued or incurred in accordance with
     Section 7.03;

          (xii) following the first Qualifying IPO of the Borrower or Holdings after the date of this Agreement, the payment of dividends on the Borrower's common stock (and, in the case of a Qualifying IPO of Holdings, solely for the purpose of the payment of dividends to Holdings to enable it to pay dividends on Holdings' common stock) in an amount not to exceed six percent (6%) per annum of the gross proceeds of such Qualifying IPO received by Holdings, or the Borrower;

          (xiii) dividends paid after September 30, 2004 in an amount equal to any reduction in taxes actually realized by the Borrower and its Subsidiaries in the form of cash refunds or from deductions when applied to offset income or gain as a direct result of (I) the tender costs, including the costs of any premium paid or interest expense, incurred in connection with the Existing Notes Tender Offer, prior to the Mergers, (II) swap termination costs incurred in connection with terminating interest rate swap arrangements in respect to Indebtedness being refinanced as contemplated in the offering memorandum for the Senior Subordinated Notes,
     (III) compensation expense incurred in

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     connection with the repurchase or rollover of stock options or transaction bonuses, or (IV) the write off of deferred financing charges as a result of the refinancing contemplated in the offering memorandum for the Senior Subordinated Notes, in the case of each of clauses (I) through (IV) in connection with the Mergers; provided, that the aggregate amount of dividends pursuant to this clause (xiii) shall not exceed $30,000,000;

provided, however, that in the case of clauses (ii), (iii), (iv), (v), (vi),
(ix), (xi), (xii), and (xiii) above, no Default or Event of Default has occurred and is continuing.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Holdings, the Borrower or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued for the purposes hereof shall, if the fair market value thereof exceeds $2,000,000, be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Administrative Agent. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15,000,000. Not later than the date of making any Restricted Payment, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 7.06 were computed.

          7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or ancillary thereto.

          7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties, (b) on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses in connection with the consummation of the Transactions, (d) so long as no Event of Default shall have occurred and be continuing under Section 8.01(f), the payment of fees to the Sponsor pursuant to the Sponsor Management Agreement, (e) equity issuances by Holdings permitted under Section 7.06, (f) loans and other transactions by Holdings and its Subsidiaries to the extent permitted under this Article VII, (g) customary fees may be paid to any directors of Holdings and reimbursement of reasonable out-of-pocket costs of the directors of Holdings, (h) Holdings and its Subsidiaries may enter into employment and severance arrangements with officers and employees in the ordinary course of business and (i) Holdings and its Subsidiaries may make payments pursuant to the tax sharing agreements among Holdings and its Subsidiaries.

          7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Subsidiary of the Borrower to make Restricted Payments to the Borrower or any Guarantor which is a Subsidiary of the Borrower or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (a) on the date hereof, (b) at the

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time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (c) representing Indebtedness of a Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03, or (d) in connection with any Asset Sale permitted by Section 7.05.

          7.10 Use of Proceeds. Use the proceeds of the Borrowing, whether directly or indirectly, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

          7.11 Amendments of Organization Documents. Amend any of its Organization Documents in a manner materially adverse to the Administrative Agent or the Lenders.

          7.12 Accounting Changes. Make any change in fiscal year.

          7.13 Amendment of Merger Agreement. Amend, modify or supplement the Merger Agreement or waive or otherwise consent to any change or departure from any of the terms or conditions of the Merger Agreement in any manner materially adverse to the Administrative Agent or the Lenders.

          7.14 Holding Company. (a) In the case of Holdings, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Borrower, the performance of the Loan Documents and any transactions that Holdings is permitted to enter into or consummate under this Article VII or (ii) incur any Indebtedness other than Permitted Holdco Debt, and Indebtedness otherwise permitted by clause (c) of the definition of Permitted Debt; or

          (b) Other than in connection with a Qualifying IPO, permit the Borrower to be a Subsidiary that is not wholly owned by Holdings.

          7.15 Prepayments, Amendments of Indebtedness. (a) Make any payment in violation of any subordination terms of any Junior Financing Documentation, or
(b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent or the Lenders any term or condition of any Junior Financing Documentation.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

          8.01 Events of Default. Any of the following shall constitute an Event of Default:

          (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Term Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Term Loan or any other amount payable hereunder or with respect to any other Loan Document; or

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          (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05 (solely with respect to Holdings and the Borrower) or 6.11 or Article VII; or

          (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or

          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

          (e) Cross-Acceleration. A default by Holdings, the Borrower or any Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings, the Borrower or any of its Subsidiaries (or the payment of which is guaranteed by the Borrower or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, if that default (i) is caused by a failure to make any payment when due at final maturity of any such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to the Threshold Amount or more; or

          (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty
     (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

          (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

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          (h) Judgments. There is entered against any Loan Party or any
     Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or
     (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

          (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports to revoke or rescind any Loan Document; or

          (k) Change of Control. There occurs any Change of Control; or

          (l) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be "Senior Debt" (or any comparable term) under, and as defined in, the Senior Subordinated Notes Indenture and any other applicable Junior Financing Documentation or (ii) the subordination provisions set forth in the Senior Subordinated Notes Indenture (or comparable provisions in any other Junior Financing Documentation) shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of the Senior Subordinated Notes or any other Junior Financing, if applicable.

          8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

          (a) declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without

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     presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

          (b) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Term Loans shall automatically terminate, the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

          8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Term Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

          Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section
     10.05 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

          Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

          Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

          Fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent on such date; and

          Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

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                                   ARTICLE IX
                      ADMINISTRATIVE AGENT AND OTHER AGENTS

          9.01 Appointment and Authorization of Agents. Each Lender hereby irrevocably appoints, designates and authorizes each Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

          9.03 Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

          9.04 Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to

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be genuine and correct and to have been signed, sent or made by the proper
Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Article IV, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

          9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

          9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on

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such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

          9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.07 shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

          9.08 Agents in their Individual Capacities. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

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          9.09 Successor Agents. The Administrative Agent may resign as the
Administrative Agent upon thirty (30) days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent's appointment, powers and duties as the Administrative Agent shall be terminated without any other or further act or deed on the part of any other Lender. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.06 and 10.04) allowed in such judicial proceeding; and

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          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.06 and 10.04.

          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

          9.11 Guaranty Matters. (a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

          (b) Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will, at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

          9.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "co-syndication agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

          9.13 Appointment of Supplemental Administrative Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by

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reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Administrative Agent" and collectively as "Supplemental Administrative Agents").

          (b) Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

                                    ARTICLE X
                                  MISCELLANEOUS

          10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

          (a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

          (b) postpone any date scheduled for any payment of principal or interest under Section 2.04 or 2.05 without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

          (c) reduce the principal of, or the rate of interest specified herein on any Term Loan, or (subject to clause (i) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

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          (d) change any provision of this Section 10.01 or the definition of
     "Required Lenders" without the written consent of each Lender;

          (e) other than in connection with a transaction permitted under
     Section 7.04 or 7.05, release all or substantially all of the value of the Guaranty, without the written consent of each Lender;

and provided, further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and (ii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Term Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Term Loans held or deemed held by, any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

          10.02 Notices and Other Communications; Facsimile Copies. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 10.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

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          (b) Effectiveness of Facsimile Documents and Signatures. Loan
Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

          (d) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

          10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

          10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Shearman & Sterling LLP, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all out-of-pocket expenses incurred by any Agent. All amounts due under this Section
10.04 shall be paid within

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twenty (20) Business Days after invoiced or demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent, in its sole discretion.

          10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs (which shall be limited to one (1) counsel to the Administrative Agent and the Lenders, unless (x) the interests of the Administrative Agent and the Lenders are sufficiently divergent, in which case one (1) additional counsel may be appointed, and (y) if the interest of any Lender or group of Lenders (other than all of the Lenders) are distinctly or disproportionately affected, one (1) additional counsel for such Lender or group of Lenders)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Term Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or breach of the Loan Documents by such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of

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the other Loan Documents is consummated. All amounts due under this Section
10.05 shall be payable within twenty (20) Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          10.07 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d),
(iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Term Loans at the time owing to it); provided, that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Term Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Term Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default in respect of Section 8.01(a) or (f) has occurred and is continuing, the Borrower

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otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Term Loans or the Commitment assigned; (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except, in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments); and (iv) the assigning Lender shall deliver any Notes evidencing such Term Loans to the Borrower or the Administrative Agent. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

          (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or Highland Capital Management, L.P. or any of its Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Term Loans owing to it); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide

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that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.10 as though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and no Lender may pledge all or part of its rights to Highland Capital Management, L.P. or any its Affiliates or Subsidiaries.

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Term Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01 or 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Term Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Term Loan to the Granting Lender and

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

(ii) disclose on a confidential basis any non-public information relating to its funding of Term Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

          (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Term Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Term Loan Documents, (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise, and (iii) no Lender may create a security interest in favor of Highland Capital Management, L.P. or any of its Affiliates or Subsidiaries.

          10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this
Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Borrowing. For the purposes of this Section 10.08, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided, that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything (express or implied) herein or in any other

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Loan Document to the contrary, "Information" shall not include, and the
Administrative Agent, each Lender and each Loan Party may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and thereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender or Loan Party relating to such tax treatment and tax structure.

          10.09 Setoff. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this
Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have.

          10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

          10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; provided, that the failure to

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

request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

          10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of the Borrowing, and shall continue in full force and effect as long as any Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

          10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.15 Tax Forms. (a) (i) Each Lender and Agent that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (each, a "Foreign Lender") shall deliver to the Borrower and the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, and (iii) a controlled foreign corporation related to the Borrower with the meaning of Section 864(d) of the Code. Thereafter

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

and from time to time, each such Foreign Lender shall (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete,
(2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

          (iii) The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a), (B) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a), or (C) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b); provided, that if such Lender shall have satisfied the requirement of this Section 10.15(a) or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums

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

payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

          (iv) The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

          (b) Each Lender and Agent that is a "United States person" within the meaning of Section 7701(a)(30) of the Code (each, a "U.S. Lender") shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.

          (c) If any Governmental Authority asserts that the Borrower or the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Foreign Lender or U.S. Lender, such Foreign Lender or U.S. Lender shall indemnify the Borrower and the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Borrower and the Administrative Agent under this Section 10.15, and costs and expenses (including Attorney Costs) of the Borrower and the Administrative Agent. The obligation of the Foreign Lenders or U.S. Lenders under this Section 10.15 shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

          10.16 Governing Law. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

          10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN

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

DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          10.18 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as provided in Section 7.04.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    THL FOOD PRODUCTS CO.


                                    By: /s/ John D. Reedy
                                        ----------------------------------------
                                    Name: John D. Reedy
                                    Title: Chief Financial Officer and Treasurer


                                    THL FOOD PRODUCTS HOLDING CO.


                                    By: /s/ John D. Reedy
                                        ----------------------------------------
                                    Name: John D. Reedy
                                    Title: Chief Financial Officer and Treasurer

                                    BANK OF AMERICA, N.A., as
                                    Administrative Agent


                                    By: /s/ Illegible
                                        ----------------------------------------
                                    Name: Illegible
                                    Title:


                                    BANK OF AMERICA, N.A., as a Lender


                                    By: /s/ Illegible
                                        ---------------------------------------
                                    Name: Illegible
                                    Title:

                                    DEUTSCHE BANK SECURITIES INC.,
                                    as Co-Syndication Agent


                                    By: /s/ Illegible
                                        ----------------------------------------
                                    Name: Illegible
                                    Title: Managing Director


                                    By: /s/ Illegible
                                        ----------------------------------------
                                    Name: Illegible
                                    Title: Managing Director

                                    UBS SECURITIES LLC,
                                    as Co-Syndication Agent


                                    By: /s/ John C. Crockett
                                        ----------------------------------------
                                    Name: John C. Crockett
                                    Title: Director

                                    LENDER

                                    KZH SOLEIL-2 LLC


                                    By: /s/ Dorian Herrera
                                        ----------------------------------------
                                    Name: Dorian Herrera
                                    Title: Authorized Agent

                                                                       EXHIBIT B

                                FORM OF TERM NOTE

                                                                     -----------

          FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises
to pay to                       or registered assigns (the "Lender"), in
          ---------------------
accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Term Loan made by the Lender to the Borrower under that certain Senior Unsecured Term Loan Agreement, dated as of November [ ],2003 (as amended, restated, extended, supplemented or otherwise
          --
modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, Holdings, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the other Agents named therein.

          The Borrower promises to pay interest on the aggregate unpaid principal amount of each Term Loan made by the Lender to the Borrower under the Agreement from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

          This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

          The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        MICHAEL FOODS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                            Amount of     Outstanding
        Type of    Amount of    End of     Principal or    Principal
       Term Loan   Term Loan   Interest   Interest Paid     Balance     Notation
Date      Made        Made      Period      This Date      This Date     Made By
----   ---------   ---------   --------   -------------   -----------   --------

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

                                                                     EXHIBIT E-1

                             FORM OF PARENT GUARANTY

          PARENT GUARANTY dated as of Dated as of November 20, 2003 (the "Guaranty") made by THL FOOD PRODUCTS HOLDING CO., a Delaware corporation (the "Guarantor"), in favor of the Lender Parties (as defined in the Credit Agreement referred to below).

                              PRELIMINARY STATEMENT

          THL Food Products Co., a Delaware corporation (the "Borrower"), and a wholly owned subsidiary of the Guarantor, is party to a Senior Unsecured Term Loan Agreement dated as of November 20, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with the Guarantor, certain Lenders party thereto, Bank of America, N.A., as the Administrative Agent, and the other Agents named therein. The Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Term Loans by the Lenders under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Term Loans, the Guarantor hereby agrees as follows:

          Section 1. Guaranty. (a) The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses incurred by the Administrative Agent or any other Lender (the Administrative Agent and the Lenders are herein collectively referred to as the "Lender Parties", and individually, each a "Lender Party") in enforcing any rights under this Guaranty or any other Loan Document (including reasonable fees, expenses and disbursements of any law firm or other external counsel to the Administrative Agent). Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) The Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty or the Subsidiary Guaranty or any other guaranty, the Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

          Section 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The Obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (e) any failure of any Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender Party (the Guarantor waiving any duty on the part of the Lender Parties to disclose such information);

          (f) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations; or

          (g) any other circumstance or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          Section 3. Waivers and Acknowledgments. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender Party protect or insure any Lien or exhaust any right or take any action against any Loan Party or any other Person.

          (b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Guarantor hereunder.

          (d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender Party to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Lender Party.

          (e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

          Section 4. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender Party against the Borrower, any other Loan Party or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Maturity Date, such amount shall be received and held in trust for the benefit of the Lender Parties, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held in trust for the benefit of the Lender Parties in respect of any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If
(i) the Guarantor shall make payment to any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and
(iii) the Maturity Date shall have occurred, the Lender Parties will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

          Section 5. Payments Free and Clear of Taxes, Etc. (a) Any and all payments by the Guarantor under this Guaranty or any other Loan Document shall be made, in accordance with the terms of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes.

          Section 6. Representations and Warranties. The Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to the Guarantor and the Guarantor hereby further represents and warrants as follows:

          (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (b) The Guarantor has, independently and without reliance upon any Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and the Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

          Section 7. Covenants. The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, the Guarantor will perform and observe, and cause the Borrower and each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause its Subsidiaries to perform or observe.

          Section 8. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, the Required Lenders and the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender that is, at such time, a Defaulting Lender), (a) reduce or limit the obligations of the Guarantor hereunder, release the Guarantor hereunder or otherwise limit the Guarantor's liability with respect to the Obligations owing to the Lender Parties under or in respect of the Loan Documents, (b) postpone any date fixed for payment hereunder or (c) change any provision of this Section 8.

          Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to the Guarantor, addressed to it in care of the Borrower at the Borrower's address specified in Section 10.02 of the Credit Agreement, if to any Agent or any Lender, at its address specified in
Section 10.02 of the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.

          Section 10. No Waiver; Remedies. No failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.02 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 8.02, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Guarantor against any and all of the Obligations of the Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

          Section 12. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and
(ii) the Maturity Date and (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Term Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as and to the extent provided in Section 10.07 of the Credit Agreement. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

          Section 13. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

          Section 14. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
(a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

          (c) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, DEMAND OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        THL FOOD PRODUCTS HOLDING CO.


                                        By
                                           -------------------------------------
                                           Title: Chief Financial Officer and
                                                  Treasurer

                                                                     EXHIBIT E-2

                           FORM OF SUBSIDIARY GUARANTY

          SUBSIDIARY GUARANTY dated as of November 20, 2003 (the "Guaranty") made by the Persons listed on the signature pages hereof under the caption "Subsidiary Guarantors" and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the "Guarantors" and, individually, each a "Guarantor") in favor of the Lender Parties (as defined in the Credit Agreement referred to below).

                              PRELIMINARY STATEMENT

          THL Food Products Co., a Delaware corporation (the "Borrower"), is party to a Senior Unsecured Term Loan Agreement dated as of November 20, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with THL Food Products Holding Co., certain Lenders party thereto, Bank of America, N.A., as the Administrative Agent, and the other Agents named therein. Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Term Loans under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Term Loans by the Lenders under the Credit Agreement from time to time that each Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Term Loans under the Credit Agreement from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

          Section 15. Guaranty; Limitation of Liability. (a) Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses incurred by the Administrative Agent or any other Lender (the Administrative Agent and the Lenders are herein collectively referred to as the "Lender Parties", and individually, each a "Lender Party") in enforcing any rights under this Guaranty or any other Loan Document (including reasonable fees, expenses and disbursements of any law firm or other external counsel to the Administrative Agent). Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Lender, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means any proceeding of the type referred to in Section 8.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty or the Parent Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and Holdings so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

          Section 16. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (e) any failure of any Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender Party (each Guarantor waiving any duty on the part of the Lender Parties to disclose such information);

          (f) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (g) any other circumstance or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          Section 17. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender Party protect or insure any Lien or exhaust any right or take any action against any Loan Party or any other Person.

          (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

          (d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Lender Party.

          (e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

          Section 18. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender Party against the Borrower, any other Loan Party or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Maturity Date, such amount shall be received and held in trust for the benefit of the Lender Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held in trust for the benefit of the Lender Parties in respect of any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Maturity Date shall have occurred, the Lender Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

          Section 19. Payments Free and Clear of Taxes, Etc. Any and all payments by any Guarantor under this Guaranty or any other Loan Document shall be made, in accordance with the terms of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes.

          Section 20. Representations and Warranties. Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

          (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (b) Such Guarantor has, independently and without reliance upon any Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

          Section 21. Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

          Section 22. Amendments, Guaranty Supplements, Etc. (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, the Required Lenders and the Guarantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender that is, at such time, a Defaulting Lender), (i) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor's liability with respect to the Obligations owing to the Lender Parties under or in respect of the Loan Documents except as provided in the next succeeding sentence, (ii) postpone any date fixed for payment hereunder or (iii) change any provision of this Section 8. Upon the sale of a Guarantor to the extent permitted in accordance with the terms of the Loan Documents, such Guarantor shall be automatically released from this Guaranty.

          (b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a "Guaranty Supplement"), (i) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Guarantor, and
(ii) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Subsidiary Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

          Section 23. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Guarantor, addressed to it in care of the Borrower at the Borrower's address specified in Section 10.02 of the Credit Agreement, if to any Agent or any Lender, at its address specified in Section 10.02 of the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in
Section 10.02 of the Credit Agreement. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

          Section 24. No Waiver; Remedies. No failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 25. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.02 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 8.02, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

          Section 26. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Maturity Date and (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Term Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as and to the extent provided in Section 10.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Party.

          Section 27. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

          Section 28. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
(a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

          (c) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        MICHAEL FOODS OF DELAWARE, INC.


                                        By
                                           -------------------------------------
                                           Title: Executive Vice President,
                                                  Chief Financial Officer and
                                                  Treasurer


                                        CASA TRUCKING, INC.


                                        By
                                           -------------------------------------
                                           Title: Chief Financial Officer and
                                                  Vice President - Finance


                                        CRYSTAL FARMS REFRIGERATED DISTRIBUTION
                                        COMPANY


                                        By
                                           -------------------------------------
                                           Title: Vice President - Finance

                                        KMS DAIRY, INC.


                                        By
                                           -------------------------------------
                                           Title: Vice President - Finance


                                        MINNESOTA PRODUCTS, INC.


                                        By
                                           -------------------------------------
                                           Title: Chief Financial Officer and
                                                 Vice President - Finance


                                        NORTHERN STAR CO.


                                        By
                                           -------------------------------------
                                           Title: Vice President - Finance


                                        PAPETTI'S HYGRADE EGG PRODUCTS, INC.


                                        By
                                           -------------------------------------
                                           Title: Vice President - Finance


                                        M.G. WALDBAUM COMPANY


                                        By
                                           -------------------------------------
                                           Title: Vice President - Finance

                                        FARM FRESH FOODS, INC.


                                        By
                                           -------------------------------------
                                           Title: Vice President - Finance


                                        PAPETTI ELECTROHEATING CORPORATION


                                        By
                                           -------------------------------------
                                           Title: Vice President - Finance


                                        WFC, INC.


                                        By
                                           -------------------------------------
                                           Title: Vice President - Finance


                                        WISCO FARM COOPERATIVE


                                        By
                                           -------------------------------------
                                           Title: Vice President - Finance

                                                                       Exhibit A
                                                                          To The
                                                             Subsidiary Guaranty

                     FORM OF SUBSIDIARY GUARANTY SUPPLEMENT

                                                                          ,
                                                              --------- --  ----

Bank of America, N.A., as Administrative Agent
[Address of Administrative Agent]

Attention:
           ---------

          Senior Unsecured Term Loan Agreement (the "Credit Agreement")
                       dated as of November 20, 2003 among
         THL Food Products Co., a Delaware corporation (the "Borrower"),
                         THL Food Products Holding Co.,
                   the Lenders party to the Credit Agreement,
                             Bank of America, N.A.,
                          as the Administrative Agent,
               and the other Agents party to the Credit Agreement

Ladies and Gentlemen:

          Reference is made to the above-captioned Credit Agreement and to the Subsidiary Guaranty referred to therein (such Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Subsidiary Guaranty Supplement (the "Guaranty Supplement"), being the "Subsidiary Guaranty"). The capitalized terms defined in the Subsidiary Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby, jointly and severally with the other Guarantors absolutely, unconditionally and irrevocably guarantees the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender (the Administrative Agent and the Lenders are herein collectively referred to as the "Lender Parties", and individually, each a "Lender Party") in enforcing any rights under this Guaranty Supplement, the Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

          (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty Supplement, the Subsidiary Guaranty, the Parent Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

          Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an "Additional Guarantor" or a "Guarantor" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "Subsidiary Guarantor" or a "Loan Party" shall also mean and be a reference to the undersigned.

          Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Subsidiary Guaranty to the same extent as each other Guarantor.

          Section 4. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

          Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY

EXECUTION AND DELIVERY OF THIS GUARANTY SUPPLEMENT, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

          (c) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                                        Very truly yours,

                                        [NAME OF ADDITIONAL GUARANTOR]


                                        By
                                           -------------------------------------
                                           Title:

                                                                       EXHIBIT G

                          FORM OF ASSUMPTION AGREEMENT

          ASSUMPTION AGREEMENT, dated as of November 20, 2003, made by Michael Foods, Inc., a Delaware corporation (formerly known as M-Foods Holdings, Inc., "Michael Foods"), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meanings given to them in such Credit Agreement.

                              W I T N E S S E T H:

          WHEREAS, THL Food Products Co., a Delaware corporation (the "Company"), THL Food Products Holding Co., a Delaware corporation ("Holdings"), the Lenders, the Administrative Agent, the other Agents named therein have entered into the Credit Agreement dated as of November 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, simultaneously herewith, pursuant to the Agreement and Plan of Merger dated as of October 10, 2003 (the "Merger Agreement") between Holdings, the Company, M-Foods Investors, LLC, M-Foods Holdings, Inc. ("M-Foods Holdings"), and certain other stockholders of M-Foods Holdings, the Company has merged (the "First Merger") with and into M-Foods Holdings with M-Foods Holdings being the surviving corporation (the "Surviving Corporation") and, immediately thereupon, Michael Foods, Inc., a Minnesota corporation and wholly-owned direct subsidiary of M-Foods Holdings ("MFI"), has merged (the "Second Merger", and together with the First Merger, the "Mergers") with and into the Surviving Corporation with the Surviving Corporation being the surviving corporation. Thereafter the Surviving Corporation has changed its name to Michael Foods, Inc., a Delaware corporation.

          WHEREAS, this Assumption Agreement is executed and delivered pursuant to the Credit Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. Credit Agreement. By executing and delivering this Assumption Agreement, Michael Foods hereby assumes all rights, title, interests, obligations and liabilities of all and whatever nature of the Company under the Credit Agreement and each of the other Loan Documents (in furtherance of and in addition to, and not in lieu of, any assumption or deemed assumption by operation of law) from and after the date hereof with the same force and effect as if originally the "Borrower" under the Credit Agreement and, to the extent the Company was a party thereto, each other Loan Document. Without limiting the generality of the foregoing, Michael Foods hereby expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained in the Credit Agreement and each other Loan Document delivered thereunder which are binding upon, and to be observed or performed by, the Borrower. Michael Foods hereby ratifies and confirms the validity of, and all of its obligations and liabilities (including the Obligations) under, the Credit Agreement and such other Loan Documents. Michael Foods hereby represents and warrants that after giving effect to this Assumption Agreement, each of the representations and warranties contained in Section 5 of the Credit Agreement is true and correct in all material respects on and as of the date hereof.

          2. Effect on the Credit Agreement and Loan Documents. On and after the effectiveness of this Assumption Agreement, each reference in each of the Credit Agreement and each other Loan Document to the "Borrower," or words to that effect shall mean and be a reference to Michael Foods and Michael Foods shall be the "Borrower" for all purposes of the Credit Agreement and the other Loan Documents.

          3. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          4. Loan Document. This Agreement shall constitute a Loan Document.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        MICHAEL FOODS, INC.
                                        (formerly known as M-Foods Holdings,
                                        Inc.)


                                        By:
                                            ------------------------------------
                                        Name: John D. Reedy
                                        Title: Chief Financial Officer and
                                               Treasurer

Acknowledged:

THL FOOD PRODUCTS HOLDING CO.


By:
    ---------------------------------
Name: John D. Reedy
Title: Chief Financial Officer and Treasurer


BANK OF AMERICA, N.A., as Administrative Agent


By:
    ---------------------------------
Name: